Exhibit 99.1

NEW RIVER PHARMACEUTICALS

NEW RIVER
PHARMACEUTICALS

Merrill Lynch Global Pharmaceutical,
Biotechnology and Medical Device Conference

February 6, 2007
RJ Kirk (Chairman and CEO)
Krish Krishnan (CFO/COO)

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Forward Looking Statements
This presentation may contain forward-looking statements that reflect management’s current views as to the Company’s clinical trials, regulatory approval process, product development, research programs and other future events and operations. These forward-looking statements involve
uncertainties and risks that are detailed in the Company’s
Annual Report on Form 10-K filed with the SEC on March 15,
2006, as well as other public filings with the SEC. Actual results could differ materially from these forward-looking statements.

A platform technology yielding

proprietary products that offer significant clinical

advantages with low technical risk and

short development pathway, facing timely market

demand, in a favorable regulatory climate.

Investment Thesis

Product	Indication	Status
Vyvanse® (NRP104)	Pediatric ADHD	PDUFA - February 24, 2007 Launch anticipated in Q2 2007
NRP104	Adult ADHD	Top line efficacy and safety data in April 2007 sNDA anticipated to be filed in 2Q 2007
NRP409	Hypothyroidism	Top line PK clinical data in 1Q 2007
NRP290	Acute Pain	Completed End-of-Phase 2 meeting with the FDA Phase 3 clinical studies anticipated to start in Q3 2007

Pipeline Update

Vyvanse® Commercialization
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New River has exercised its co-promotion right under the Shire collaboration agreement
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New River has hired James Shaffer as Vice President, Sales and Marketing
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New River anticipates hiring ~ 100 sales representatives before product launch in 2Q 2007
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New River and Shire are collaborating to launch the product in 2Q 2007

Dr. Joseph Biederman: Principal Investigator
NRP 104: Design of Phase 3 Adult Studies
303 Trial
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Randomized, double-blind, placebo-controlled
•
NRP104: 30mg, 50mg & 70mg
•
385 adults (18-55 years) with ADHD
•
50 sites; 4-week trial
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Primary objective: efficacy and safety (ADHD-RS)
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Secondary objective: Dose response (ADHD-RS), CGI and
PSQI
304 Trial
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Multi-center open-label single-arm study
•
NRP104: 30mg, 50mg & 70mg
•
385+ adults (18-55 years) with ADHD
•
50 sites; 1-year study
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Primary objective: safety and efficacy (ADHD-RS)
■
Secondary objective: long-term improvement using CGI and
PSQI

Research Areas
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Oxycodone / Hydromorphone
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T4 conjugates
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Cardiovascular